UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2019

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR     240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective February 27, 2019 the Compensation Committee (the “Committee”) of the Board of Directors of Fuel Tech, Inc. (“Fuel Tech” or the “Company”) authorized the Company to enter into a 2019 Executive Performance RSU Award Agreement (the “2019 Agreement”) with certain officers, including its President and Chief Executive Officer and Principal Financial Officer and Controller (each a “2019 Participating Executive”) pursuant to which each 2019 Participating Executive will have the opportunity to earn the amount of restricted stock units (RSUs) shown in the table below. The amount of RSUs awarded, if any, will be based on the Company’s achievement of varying levels of operating income before the impact of incentive pay (but including adjustments to reflect the payment of sales commissions) in fiscal 2019 (“Operating Income”), as determined by the Company, in its sole discretion. Nevertheless, no Participating Executive will be entitled to any such RSUs unless the Company achieves a minimum of $2 million in Operating Income in 2019. If awarded, such RSUs will vest in equal amounts (i.e., 1/3, 1/3 and 1/3) over three years commencing one year after the grant date based on continued service. Such time-vested RSUs are valued at the date of grant using the intrinsic value method based on the closing price of the Company’s common stock on the grant date. Each Participating Executive will enter into the Company’s standard 2019 Agreement for such awards.

Name and Title	$2 Million Operating Income RSUs Granted*	$3Million Operating Income RSUs Granted*	$4 Million Operating Income RSUs Granted*
Vincent J. Arnone President and Chief Executive Officer	50,000	75,000	100,000
James M. Pach Principal Financial Officer and Controller	20,000	30,000	40,000

*
The amount of RSUs shown represents the threshold or “target” number of RSUs to be granted upon achievement of the specified level of Operating Income. The actual amount of RSUs granted for each category incrementally increase with additional Operating Income achieved up to the next threshold. The maximum number of RSUs to be awarded to Messrs. Arnone and Pach, assuming $5 million in Operating Income is achieved, would equal 125,000 and 50,000, respectively.

The form of 2019 Executive Performance RSU Award Agreement will be filed with the Securities Exchange Commission within four (4) days of its approval by the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

Date: March 4, 2019

By: /s/ Albert G. Grigonis _
Albert G. Grigonis
Senior Vice President, General Counsel
and Secretary